UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2010

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-33097	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 200, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.03 Material Modifications to Rights of Security Holders.

The information disclosed in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 8, 2010, Gladstone Commercial Corporation (the "Company") filed Articles Supplementary (the "Pre-Existing Senior Common Articles Supplementary") with the State Department of Assessments and Taxation of Maryland (the "SDAT") pursuant to which the Board of Directors of the Company (the "Board") classified and designated 4,000,000 shares of the Company’s pre-existing class of authorized but unissued senior common stock, par value $0.001 per share ("Pre-Existing Senior Common Stock") as shares of the Company’s common stock, par value $0.001 par value per share ("Common Stock"). The Company also filed a second Articles Supplementary (the "Current Senior Common Articles Supplementary") with the SDAT pursuant to which the Board classified and designated 7,500,000 shares of the Company’s Common Stock as a second class of senior common stock, par value $0.001 per share ("Current Senior Common Stock").

The aggregate effect of filing the Pre-Existing Senior Common Articles Supplementary and the Current Senior Common Articles Supplementary was to increase the number of authorized shares of the Company’s Pre-Existing Senior Common Stock and to correct a defect in the articles supplementary that were previously filed for the Pre-Existing Senior Common Stock. The terms of the Current Senior Common Stock are substantially similar to the Pre-Existing Senior Common Stock and, in connection with filing the Current Senior Common Articles Supplementary, all issued and outstanding shares of Pre-Existing Senior Common Stock were exchanged for shares of the Current Senior Common Stock, the terms of which are governed by the Current Senior Common Articles Supplementary.

The Current Senior Common Articles Supplementary provide that each holder of Current Senior Common Stock will be entitled to receive annual distributions on such stock at a rate of $1.05 per share (payable monthly), which rights shall be junior to the distribution rights of the Company’s 7.75% Series A Cumulative Redeemable Preferred Stock and its 7.50% Series B Cumulative Redeemable Preferred Stock (collectively, the "Preferred Stock") but shall be senior in preference to any distributions payable to holders of the Company’s Common Stock, which is listed on the NASDAQ Global Select Market under the symbol "GOOD" (the "Listed Common Stock"). The Current Senior Common Stock will rank junior to the Preferred Stock and pari passu with the Listed Common Stock with respect to distribution of amounts upon liquidation, dissolution or winding up of the Company.

Holders of Current Senior Common Stock have the option (the "Exchange Option") following the fifth anniversary of such holder’s purchase of the shares of Current Senior Common Stock, to exchange any or all of such holder’s shares of Current Senior Common Stock for shares of Listed Common Stock at the Exchange Ratio. The Exchange Ratio is calculated by dividing $15.00 by the greatest of (i) the closing trading price of the Listed Common Stock on the date on which such shares of Current Senior Common Stock were originally issued, (ii) the book value per share of the Listed Common Stock as determined as of the date on which such shares of Current Senior Common Stock were originally issued, and (iii) $13.68.

Subject to the restrictions and limitations set forth in the Current Senior Common Articles Supplementary, the Company has the right to redeem the Current Senior Common Stock at a price of $15.30 per share plus all accumulated and unpaid distributions thereon upon the earlier of (i) the 5th anniversary of the date on which $100 million of Current Senior Common Stock is sold or (ii) September 1, 2017. The Current Senior Common Stock will also automatically convert into Listed Common Stock at the Exchange Ratio upon the occurrence of an acquisition of the Company, the sale of all or substantially all of the Company’s assets, or a liquidation, dissolution or winding up of the Company, and all accumulated and unpaid distributions on the Current Senior Common Stock will be paid to the holders of Current Senior Common Stock through the date of such conversion.

The foregoing description of the Current Senior Common Articles Supplementary and the Pre-Existing Senior Common Stock Articles Supplementary does not purport to be complete and is qualified in its entirety by reference to the full text of the Current Senior Common Articles Supplementary and the Pre-Existing Senior Common Stock Articles Supplementary, copies of which are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description
3.1 Current Senior Common Articles Supplementary
3.2 Pre-Existing Senior Common Stock Articles Supplementary

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

September 9, 2010	By:	Danielle Jones

Name: Danielle Jones
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Current Senior Common Articles Supplementary
3.2	Pre-Existing Senior Common Stock Articles Supplementary